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                                                                     Exhibit 2.7

            ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT
            --------------------------------------------------------

         THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (the "Assignment") is made as of this 1st day of May, 2003 by and between MID-ISLAND PROPERTIES, INC., a Pennsylvania corporation (the "Assignor"), and TREE FARM ROAD, L.P., a Pennsylvania limited partnership (the "Assignee").

                                   BACKGROUND

         A. Assignor and PREIT Associates, L.P., a Delaware limited partnership (the "Seller") are parties to a certain Purchase and Sale Agreement dated the date hereof, as amended (the "Agreement of Sale") pursuant to which Seller agreed to sell and Assignor agreed to purchase Seller's interest in the Pennsylvania general partnership known as Cambridge Apartments.

         B. Pursuant to the Agreement of Sale, Assignor may assign the Agreement of Sale.

         C. Assignor desires to assign to Assignee, and Assignee desires to accept from Assignor, all of Assignor's right, title and interest in and to the Agreement of Sale.

         NOW, THEREFORE, in consideration of the foregoing background and of the mutual promises of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor and the Assignee, intending to be legally bound, hereby agree as follows:

         1. Assignment. The Assignor hereby assigns, transfers, sells and conveys all of its right, title and interest in and to the Agreement of Sale to Assignee.

         2. Acceptance of Assignment. The Assignee hereby accepts the assignment by the Assignor of all of the Assignor's right, title and interest in and to the Agreement of Sale and does hereby assume and agree to fully perform and discharge all of the Assignor's obligations under Agreement of Sale.

         3. Indemnification. The Assignee hereby acknowledges and agrees that the Assignee shall indemnify, defend and save the Assignor harmless of, from and against any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs and expenses of every nature whatsoever which relate to the obligations of the Assignee as Purchaser under the Agreement of Sale, which accrue from and after the date of this Assignment.

         4. Pennsylvania Jurisdiction and Law. This Assignment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. The parties hereto agree that sole and exclusive jurisdiction over and proper venue relating to any controversy or claim arising out of or relating to this Assignment or the breach thereof shall reside in the United States District Court for the Eastern District of Pennsylvania. This Assignment shall be construed without the aid of any canon, custom or rule of law requiring construction against the draftsman.



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         5. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of the respective parties hereto.

         6. Headings. Paragraph and Section headings herein shall have absolutely no legal significance and are used solely for convenience of reference.

         7. Counterparts. This Assignment may be executed in one (1) or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one (1) and the same agreement. The delivery by any party hereto of a telecopy or facsimile signature shall have the same legally binding effect as the delivery of an original signature.

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         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this
Assignment to be executed as of the date and year first above written.


                                    ASSIGNOR:

                                    MID-ISLAND PROPERTIES, INC., a
                                    Pennsylvania corporation

                                    By:      Joshua E. Hyman
                                       -----------------------------------------
                                         Joshua E. Hyman, President


                                    ASSIGNEE:

                                    TREE FARM ROAD, L.P., a Pennsylvania
                                    limited partnership

                                             By:  Tree Farm, LLC, a
                                                    Delaware limited liability
                                                    company, its general partner

                                             By:      Joshua E. Hyman
                                                --------------------------------
                                                 Joshua E. Hyman, Manager